Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tower Group, Inc.
New York, New York

We consent to the inclusion in this current report on Form 8-K/A and the incorporation by reference in the registration statements on Form S-8 (No.333-120320) and Form S-3 (No. 333-127730) and of Tower Group, Inc. of our report dated June 25, 2007 with respect to the consolidated financial statements of Preserver Group, Inc. and Subsidiaries for the year ended December 31, 2006.


                          /s/Johnson Lambert & Co. LLP

Red Bank, New Jersey
June 25, 2007



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